Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Christopher Ferris, President and Chief Executive Officer of FB Bancorp, Inc. (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) and that to the best of my knowledge:

1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2026 /s/ Christopher Ferris

Christopher Ferris

President and Chief Executive Officer